STANDBY PURCHASE AGREEMENT

                                                  February 7, 1997

Lehman Brothers Inc.
3 World Financial Center
16th Floor
200 Vesey Street
New York, New York 10285
(212) 526-7000
(212) 528-6859 (fax)

Gentlemen and Ladies:


         Forest Oil Corporation, a New York corporation (the Company), proposes to redeem on February 28, 1997 (the "Redemption Date") all of its outstanding $.75 Convertible Preferred Stock (the "Preferred Stock") at $10.00 per share, plus accrued and unpaid dividends to and including the Redemption Date (for an aggregate of $10.06 per share) (the "Redemption Price"). The Preferred Stock is convertible into 0.7 shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock").
The right to convert the Preferred Stock into shares of Common Stock will terminate at the close of business (5:00 p.m. New York City time) on February 21, 1997 (the "Conversion Termination Date").


          The Company desires to make arrangements with you (the "Purchaser") pursuant to which the Purchaser will purchase from the Company the number of shares of Common Stock necessary to provide the Company with the funds required to pay the aggregate redemption price of Preferred Stock outstanding on the Redemption Date.

          The Company wishes to confirm as follows its agreement with the Purchaser in respect of such arrangement:

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a related Prospectus, for the registration under the Act of the offering and sale of the Acquired Shares (as defined in Section 2 hereof). The Company has filed one or more amendments thereto, including the related Prospectus Supplement, each of which has previously been furnished to you. The registration statement has become effective.

          (b) To the best of the Company's knowledge, no order preventing or suspending the use of the Prospectus and Prospectus Supplement has been issued by the Commission. On the Effective Date, the Registration Statement did comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, on the Effective Date, the Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus and Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for inclusion in or omission from the Registration Statement or the Prospectus and the Prospectus Supplement (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "Preliminary Prospectus Supplement" shall mean any preliminary prospectus supplement with respect to the offering of the Acquired Securities. The "Prospectus Supplement" shall mean any prospectus supplement with respect to the offering of the Acquired Securities. The "Prospectus" shall mean the form of prospectus relating to the Acquired Securities included in the Registration
     Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement, the
     Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents (or any portions thereof) incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (d) The only corporate subsidiaries of the Company are listed on Schedule I attached hereto and are each referred to herein as a "subsidiary" and are collectively referred to herein as the "subsidiaries".

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and each has the corporate power and authority to own its properties and conduct its business as described (if described) in the Prospectus and the Prospectus Supplement, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of its properties or its conduct of its material business makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (f) The issuance and sale of Purchased Shares and the issuance of the Additional Shares (each as defined in Section
     2 hereof) to be sold by the Company under this Agreement (as defined in Section 2 hereof) do not result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the Restated Certificate of Incorporation or Bylaws of the Company or its subsidiaries,
     (ii) any bond, debenture, note, loan agreement, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiaries is now a party or by which any of them is bound, or (iii) any order of any court or governmental agency or authority entered in any proceeding to which the Company or its subsidiaries was or is now a party or by which either of them is bound, which default or breach would have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (g) Neither the Company, nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Prospectus Supplement, there has not been any material increase in the long-term debt of the Company or any of its subsidiaries.

          (h) The Company has all requisite corporate power and authority to enter into this Agreement, to issue, sell and deliver the Purchased Shares, to issue the Additional Shares upon conversion of the Preferred Stock as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company. Each consent, approval, authorization, order, declaration or filing by or with any governmental agency or body necessary for the offer and sale of the Acquired Shares and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been made or obtained, except such as may be necessary to make the Registration Statement remain effective under the Act and to qualify the Acquired Shares for public offering by you under state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Acquired Shares by the Purchaser.

          (i) The actual and as adjusted capitalization of the Company is as set forth under the heading "Capitalization" in the Prospectus Supplement; the issued shares of capital stock of the Company conform to the description thereof in the Prospectus and Prospectus Supplement and have been duly authorized and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and (except as described in the Registration Statement) are owned directly by the Company or by another subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

          (j) The Purchased Shares to be issued and sold by the Company to the Purchaser hereunder and the Additional Shares to be issued to the Purchaser by the Company, have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus and Prospectus Supplement and will not have been issued in violation of or subject to any preemptive rights or rights of first refusal.

          (k) Except as described in the Registration Statement, there are no options, warrants, agreements, preemptive rights, conversion rights, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock or securities or obligations convertible into, or any contracts or commitments to issue or sell shares of capital stock or any such rights or other securities of the Company.

          (l) There are no legal, regulatory, administrative or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries or any of their officers is a party or of which any properties of the Company or any of its subsidiaries is the subject except as set forth in the Prospectus and Prospectus Supplement, or as individually or in the aggregate, do not now have and are not reasonably expected in the future to have any material adverse effect in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by any of such governmental, regulatory or administrative authorities or others and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries that are required to be described in the Prospectus and Prospectus Supplement or to be filed as exhibits to the Registration Statement by the Act or the Exchange Act or the rules and regulations thereunder which have not been described in all materials respects in the Prospectus and Prospectus Supplement or filed as exhibits to the Registration Statement.

          (m) All material agreements to which the Company or any of its subsidiaries is a party and which are required to be described in the Registration Statement or the Prospectus and Prospectus Supplement are described therein. The Company is not in breach of or in violation under any of the material terms or provisions of, or in default under, (i) any material contract, indenture, mortgage, deed of trust, permit, license, note agreement or other material agreement or material instrument to which the Company is a party or by which any of its properties are bound, (ii) its Restated Certificate of Incorporation or Bylaws, or (iii) any order, judgment, statute, rule or regulation of any court or governmental, administrative or regulatory agency or body having jurisdiction over the Company or any of its properties, except as may be properly described in the Prospectus and Prospectus Supplement or such as individually or in the aggregate do not now have and are not reasonably expected to have a material adverse effect upon the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (n) The Company has obtained the agreement of each of the Company's directors and executive officers and the Company's principal shareholder that, in the event the number of Purchased Shares (as hereinafter defined) is greater than 201,437, such persons will not, for a period of 60 days following the Execution Time, offer to sell, contract to sell or otherwise sell (including without limitation in a short sale), grant any option to purchase, or dispose of any shares of any equity stock of the Company, any options or warrants to purchase any shares of any equity stock of the Company, or any securities convertible into or exchangeable for shares of any equity stock of the Company, without the prior written consent of the Purchaser except the Company may issue securities pursuant to the Company's retirement savings, stock option or other benefit or incentive plans maintained for its officers, directors or employees and there may be sold up to 100,000 shares of Common Stock, in the aggregate, upon the exercise of management stock options.

          (o) The Company has not taken and will not take, directly or indirectly, prior to the earlier of 90 days from the date of this Agreement and the termination of the Purchase syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (p) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

          (q) The consolidated financial statements of the Company (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus and Prospectus Supplement present fairly in all material respects the condition (financial or other) and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as set forth in the notes to such financial statements and except to the extent that certain footnote disclosures regarding the unaudited financial statements have been omitted in accordance with the applicable rules of the Commission. The amounts included in the Registration Statement and the amounts in the Prospectus and Prospectus Supplement under the captions "Selected Financial and Operating Data" and "Prospectus Summary" fairly present, in all material respects, the information shown therein and have been determined on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and Prospectus Supplement.

     2.   Agreement to Sell and Purchase.

          (a) On the basis of the representations and warranties herein contained, but subject to all the terms and conditions herein set forth, the Purchaser will purchase from the Company at $14.37 per share (the "Purchase Price") the number of shares of Common Stock necessary to provide the Company with the funds required to pay the aggregate redemption price of the Preferred Stock outstanding on the Redemption Date.

     Shares acquired by the Purchaser pursuant to this
     Section 2(a) are referred to herein as "Purchased Shares."
     The Purchaser shall pay the Company for the Purchased Shares in same day funds on February 28, 1997 (the "Closing Date").

          (b) Until 5:00 p.m. New York City time on the Conversion Termination Date, the Purchaser may (but shall have no obligation to) purchase Preferred Stock ("Acquired Preferred Stock") and Common Stock in the open market or otherwise in such amounts and at such prices as the Purchaser may deem advisable. The Purchaser agrees to surrender for conversion not later than 5:00 p.m. New York City time on the Conversion Termination Date any Preferred Stock owned by the Purchaser on such date. Purchased Shares and shares of Common Stock issued to the Purchaser upon conversion of Acquired Preferred Stock may be sold by the Purchaser at any time or from time to time pursuant to the Registration Statement or an applicable exemption under the 1933 Act. Shares of Common Stock acquired by the Purchaser upon conversion of Acquired Preferred Stock are referred to herein as "Additional Shares." Purchased Shares and Additional Shares are referred to in this Agreement as "Acquired Shares."

          (c) As compensation to the Purchaser for its commitment hereunder, the Company will pay to the Purchaser, in same day funds, (i) on the Effective Date, a standby fee of $200,000 and (ii) on the Closing Date, an amount equal to (w) in the event the number of Purchased Shares is less than or equal to 100,719 shares, $0.14 per Purchased Share, (x) in the event the number of Purchased Shares is greater than 100,719 shares but less than or equal to 201,437 shares, $0.29 per Purchased Share, (y) in the event the number of Purchased Shares is greater than 201,437 shares but less than or equal to 503,593 shares, $0.57 per Purchased Share, or (z) in the event the number of Purchased Shares is greater than 503,593, $0.75 per Purchased Share.

          (d) As soon as possible after the Redemption Date, the Purchaser agrees to pay to the Company the portion of the Profit (as defined below) realized by the Purchaser on the sale of Purchased Shares that is allocable to the Company in accordance with this Section 2(d). "Profit" means the excess of the total proceeds received on the sale of the Purchased Shares over the total purchase price paid to the Company for such shares, after deducting from such proceeds of sale the cost of funds to carry Purchased Shares at 6% per annum, any selling concessions, transfer taxes and other direct out-or-pocket selling expenses. For the purpose of determining the total proceeds received by the Purchaser from the sale of Purchased Shares, the sale price of each Purchased Share shall be deemed to be the average sale price for the total number of Purchased Shares sold by the Purchaser. On completion of the sale of such shares, the Purchaser will furnish the Company with a statement setting forth the total proceeds received on the sale and the applicable cost of funds to carry Purchased Shares, selling concessions, transfer taxes and other direct out-of-pocket selling expenses.

          Profit shall be allocated between the Company and the Purchaser 50% to the Purchaser and 50% to the Company, except that the first $200,000 of any such Profit realized shall be paid solely to the Company.

          (e) The Purchaser agrees to inform the Company when all Acquired Shares have been sold or if any offering of Acquired Shares is otherwise terminated.

     3. Offering by Purchasers. It is understood that the Purchaser proposes to offer the Acquired Shares for sale to the public as set forth in the Prospectus and Prospectus Supplement.

     4.   Agreements.  The Company agrees with the Purchaser that:

          (a) Prior to the termination of the offering of the Acquired Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus Supplement without your prior consent, which consent shall not be unreasonably withheld. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus Supplement, and any supplement thereto, shall have been filed with the Commission pursuant to the Act, (iii) when, prior to termination of the offering of the Acquired Shares, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus Supplement or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Acquired Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus and Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus and Prospectus Supplement to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Purchaser or dealer may be required by the Act, as many copies of each Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Acquired Shares for sale under the laws of such jurisdictions as the Purchaser may designate, will maintain such qualifications in effect so long as required for the distribution of the Acquired Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction. The Company will pay the fee of the NASD in connection with its review of the offering, if any.

          (f) In the event the number of Purchased Shares is greater than 201,437, the Company will not, for a period of 60 days following the Execution Time, without the prior written consent of the Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of equity securities or any securities convertible into, or exchangeable for, shares of equity securities; provided, however, that the Company may issue equity securities (y) pursuant to this Agreement and, (z) pursuant to any stock option, retirement savings or other benefit or incentive plans maintained for the Company's officers, directors or employees, in effect at the Execution Time and the Company may sell up to 100,000 shares of Common Stock, in the aggregate, upon the exercise of management stock options.

     5. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Purchased Shares and to surrender for conversion any Acquired Preferred Stock owned by it shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus Supplement, or any supplement thereto, is required pursuant to the Act, the Prospectus Supplement, and any such supplement, will be filed in the manner and within the time period required by the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) Prior to the Execution Time and prior to the mailing of the notice of redemption, the Company shall have furnished to the Purchaser the opinion of Daniel L. McNamara, Esq., Corporate Counsel and Secretary for the Company, dated the date hereof, to the effect that:

               (i) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or leasing of its material properties or its conduct of its material business makes such qualification necessary, except to the extent the failure, individually or in the aggregate, to be so qualified or in good standing could not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

             (ii) all the outstanding shares of capital stock of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and Prospectus Supplement, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

            (iii) the Company's authorized equity capitalization is as set forth in the Prospectus Supplement; the capital stock of the Company conforms to the description thereof contained in the Prospectus and Prospectus Supplement; all of the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other rights to subscribe for the capital stock; the Acquired Securities have been duly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be validly issued, fully paid and nonassessable; based upon information provided by the NASD and assuming the Acquired Securities are sold in the manner described in the Registration Statement, the Acquired Securities are duly authorized for quotation on the Nasdaq National Market; the certificates for the Acquired Securities are in valid and sufficient form; and, except as otherwise set forth in the Prospectus and Prospectus Supplement, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New Securities;

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus and Prospectus Supplement, and there is no contract, agreement, lease, instrument, license or other document of a character required to be described in the Registration Statement or the Prospectus, and the Prospectus Supplement, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Form 10-K/A incorporated herein by reference under the heading "Business and Properties -- Legal Proceedings" fairly summarizes the matters therein described;

             (v) such counsel has no reason to believe that, at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (vi) this Agreement has been duly authorized, executed and delivered by the Company;

           (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and the distribution of the Acquired Securities by the Purchaser, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the Acquired Securities by the Purchaser, and by the NASD, and such other approvals (specified in such opinion) as have been obtained;

             (viii) neither the issuance, sale or delivery of the Purchased Shares, nor the conversion of the Acquired Preferred Stock into Additional Shares, nor the issuance or delivery of the Additional Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order, or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

               (x) upon the mailing of a notice of redemption, all outstanding Preferred Shares will have been duly called for redemption on the Redemption Date.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of any laws other than the Business Corporation Law of the State of New York and the laws of any jurisdiction other than the United States to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who is satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus and Prospectus Supplement in this paragraph
     (b) include any supplements thereto at the Closing Date.

          (c) Prior to the Execution Time and prior to the mailing of the notice of redemption, the Company shall have furnished to the Purchaser the opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the date hereof, to the effect that:

               (i) the Registration Statement has become effective under the Act; any required filing of the Prospectus and Prospectus Supplement, and any supplements thereto, pursuant to the Act has been made in the manner and within the time period required by the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus and Prospectus Supplement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of Form S-3, the Act and the Exchange Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that, at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the Acquired Securities by the Purchaser, and by the NASD, and such other approvals (specified in such opinion) as have been obtained; and

            (iii) neither the issuance, sale or delivery of the Purchased Shares, nor the conversion of the Preferred Stock into Additional Securities, nor the issuance or delivery of the Additional Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus and Prospectus Supplement in this paragraph
     (c) include any supplements thereto at the Closing Date.

          (d) Prior to the Execution Time and prior to the mailing of the notice of redemption, the Purchaser shall have received from Cahill Gordon & Reindel, counsel for the Purchaser, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Acquired Shares, the Registration Statement, the Prospectus and Prospectus Supplement (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) Prior to the Execution Time and prior to the mailing of the notice of redemption, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and Prospectus Supplement, any supplement to the Prospectus Supplement and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date pursuant to this Agreement;

             (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

             (iii) since the date of the most recent financial statements included in the Prospectus and Prospectus Supplement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

          (f) Prior to the Execution Time and prior to the mailing of the notice of redemption, KPMG Peat Marwick LLP shall have furnished to the Purchaser a letter or letters, dated as of the date hereof, in form and substance satisfactory to the Purchaser.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus and Prospectus Supplement (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Acquired Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

          (h) Prior to the Execution Time and prior to the mailing of the notice of redemption, the Company shall have furnished to the Purchaser a letter substantially in the form of Exhibit A hereto from each executive officer, director and the principal shareholder of the Company addressed to the Purchaser, in which, in the event the number of Purchased Shares is greater than 201,437, each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of equity securities beneficially owned by such person or any securities convertible into, or exchangeable for, shares of equity securities for a period of 60 days following the Execution Time without the prior consent of the Purchaser, other than shares of equity securities disposed of as bona fide gifts or by act of law and the sale by the Company and all such persons of up to 100,000 shares of Common Stock in the aggregate upon the exercise of management stock options.

          (i) Prior to the Execution Time, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Secretary of the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cahill Gordon & Reindel, counsel for the Purchaser, at 80 Pine Street, New York, New York, on the Closing Date.

     6. Reimbursement of Purchaser's Expenses. The Company will reimburse the Purchaser on the Closing Date for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel), not to exceed $75,000 in the aggregate, that shall have been incurred by the Purchaser in connection with the proposed purchase and/or conversion and sale of the Acquired Shares.

     7.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Purchaser, the directors, officers, employees and agents of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Acquired Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus Supplement or in the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein; and provided, further, that such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of the Purchaser (or any person controlling the Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Acquired Shares which are the subject thereof if such person did not receive a copy of the Prospectus Supplement (or the Prospectus Supplement as amended and supplemented) at or prior to the confirmation of the sale of such Acquired Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as amended or supplemented) provided that the Company shall have delivered the Prospectus Supplement, as amended or supplemented, to the Purchaser on a timely basis to permit such delivery. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to written information relating to the Purchaser furnished to the Company by or on behalf of the Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the offering of the Acquired Shares; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of the Acquired Shares discount or commission applicable to the Acquired Shares purchased by the Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting expenses), and benefits received by the Purchaser shall be deemed to be equal to the total discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Acquired Shares, if prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market (or on the principal exchange or market on which the Common Stock is then traded) or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market (or on the principal exchange or market on which the Common Stock is then traded) shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Acquired Shares as contemplated by the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

     9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Acquired Shares. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it, at the address set forth in this Standby Purchase Agreement; or, if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at 1600 Broadway, Suite 2200, Denver, Colorado 80202, Attention: Daniel L. McNamara, Esq.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

     13. Counterparts. This Agreement may be executed in more than one counterpart each of which shall be deemed an original and each of which shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.


                                   Very truly yours,

                                   FOREST OIL CORPORATION



                                   By: /s/ WILLIAM L. DORN
                                       Name:  William L. Dorn
                                       Title: Chairman of the Board


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Lehman Brothers Inc.




By:  /s/ GLEN WARREN
     Name:  Glen Warren
     Title: Senior Vice President
                                                        Schedule I

                      Forest Oil Corporation


                           SUBSIDIARIES
                                                          State/
                         Percentage                      Country
                             of       Date Acq'd            of
          Name            Ownership   or Created      Incorporation
Forest I Development Co.     100%       12/19/91       Delaware,  USA
Forest Pipeline Company      100%       01/05/90       Delaware,  USA
Oklatex Corporation          100%       06/02/75          Texas,  USA
(a wholly owned
subsidiary of Forest I
Development Corporation)
Forest Canada I              100%       05/11/92        Alberta,  Canada
Development Ltd.
Forest Oil of Turkey,        100%       11/12/80       Delaware,  USA
Ltd.
Forest Merger Corporation    100%       11/08/90       Delaware,  USA
3189503 Canada Ltd.          100%       09/29/95                  Canada
509830 B.C. Ltd.             100%       12/12/95         British
                                                      Columbia,  Canada
Canadian Forest Oil Ltd.     100%       01/31/96        Alberta,  Canada
Producers Marketing Ltd.     100%       01/31/96        Alberta,  Canada
CU Energy Marketing Inc.     100%       01/31/96       Delaware,  USA
Altex Resources, Inc.        100%       01/31/96        Alberta,  Canada
Altex Resources, Inc.        100%       01/31/96         Nevada,  USA
AT&S Exploration, Ltd.      33.97%      01/31/96                  Canada
Canadian Commander           100%       01/31/96       Delaware,  USA
Resources, Inc.
Saxon Petroleum Inc.          48%       12/20/95        Alberta,  Canada

                             EXHIBIT A


                      Forest Oil Corporation

       Standby Purchase and Public Offering of Common Stock


                                                  __________, 1997

Lehman Brothers Inc.
3 World Financial Center
16th Floor
200 Vesey Street
New York, New York  10285

Dear Sirs:


          This letter is being delivered to you in connection with the Standby Purchase Agreement (the "Standby Purchase Agreement") between Forest Oil Corporation, a New York corporation (the "Company") and you as the Purchaser named therein, relating to your public offering of shares of Common Stock, $.10 par value ("Common Stock"), of the Company under the circumstances described therein.


          In order to induce you to enter into the Standby Purchase Agreement, the undersigned agrees, in the event the number of Purchased Shares (as defined in the Standby Purchase Agreement) is greater than 201,437, not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 60 days following the day on which the Purchase Agreement is executed without your prior consent, other than shares of Common Stock disposed of as bona fide gifts or by act of law and the sale by the undersigned, other persons executing letters substantially similar hereto and the Company of up to 100,000 shares of Common Stock upon the exercise of management stock options.


          If for any reason the Standby Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Standby Purchase Agreement), the agreement set forth above shall likewise be terminated.


                                 Sincerely,


                                 ___________________________
                                 Name:
                                 Title:
                                 Address: